UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2016

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The following matters were submitted to a vote of common shareholders at the 2016 annual meeting of stockholders of SunLink Health Systems, Inc. (the “Company”) held on November 7, 2016:

Election of Directors

Management’s nominees for election to the board of directors, as listed in the Company’s proxy statement, were elected for two-year terms; with the results of the voting as follows:

Nominee	For	Withheld	Against	Broker Non-Votes
Karen B. Brenner	6,367,358	438,790	0	1,673,879
C. Michael Ford	6,359,221	446,837	0	1,673,879
Howard E. Turner	6,292,193	513,865	0	1,673,879
Christopher H. B. Mills	6,190,099	615,959	0	1,673,879

As indicated in the table above, Karen B. Brenner, C. Michael Ford, Howard E. Turner and Christopher H. B. Mills were elected as directors for terms expiring at the 2018 annual meeting of shareholders. The terms of the following incumbent directors continue until the 2017 annual meeting of shareholders: Robert M. Thornton, Jr., Dr. Steven J. Baileys and Gene E. Burleson.

Management also proposed: (i) a vote on approval of Amendments to the Company’s Amended Articles of Incorporation, as amended and (ii) the ratification of the appointment of the Company’s independent auditors for the 2017 fiscal year. The table below summarizes the results of the voting on these proposals by the Company’s shareholders:

Approval of amendments to the Company’s Amended Articles of Incorporation, as amended.

For	Against	Abstentions	Broker Non-Votes
6,331,067	460,600	14,391	1,673,879

The proposed amendments to the Company’s Amended Articles of Incorporation, as amended, received the affirmative vote of two thirds of the Company’s total outstanding common shares. The proposal to approve the amendments to the Company’s Amended Articles of Incorporation was approved.

Ratification of the appointment of Cherry Bekaert LLP as the Company’s Independent Registered Public Accounting Firm.

For	Against	Abstentions	Broker Non-Votes
8,415,075	29,609	35,253	1,673,879

As indicated in the above table, the proposal to ratify the appointment of the Company’s independent auditors for the 2017 fiscal year was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

Dated: November 14, 2016

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